Exhibit 10.24

DIGICEL GROUP LIMITED

2013 EXECUTIVE SHARE OPTION PLAN

RULES

(AS AMENDED AND RESTATED AS OF THE EFFECTIVENESS OF THE CLOSING OF THE INITIAL PUBLIC OFFERING OF THE COMPANY)

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3

2.	ADMINISTRATION	7

3.	SHARE LIMITS	8

4.	GRANT OF OPTIONS	8

5.	TERMS AND CONDITIONS OF OPTIONS	8

6.	EXERCISE OF OPTIONS	10

7.	TERMINATION OF EMPLOYMENT	11

8.	CHANGE OF CONTROL	12

9.	RECONSTRUCTION AND WINDING-UP	13

10.	VARIATION OF CAPITAL	13

11.	REORGANISATION	14

12.	CANCELLATION/GRANT OF NEW OPTIONS	15

13.	CONFIDENTIALITY	15

14.	AMENDMENT	15

15.	NO COMPENSATION FOR LOSS OF OPTIONS	15

16.	TERMINATION OF PLAN	16

17.	MISCELLANEOUS	16

APPENDIX 1		I-1

APPENDIX 2		II-1

DIGICEL GROUP LIMITED

2013 EXECUTIVE SHARE OPTION PLAN

RULES

(AS AMENDED AND RESTATED AS OF THE EFFECTIVENESS OF THE CLOSING OF THE INITIAL PUBLIC OFFERING OF THE COMPANY)

Introduction

This 2013 Executive Share Option Plan (the “Plan”) is intended to promote the interests of Digicel Group Limited (the “Company”) by providing eligible persons in the Company’s service with an opportunity to acquire a proprietary interest or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company.

These Rules (as hereinafter defined and as may be amended from time to time) shall apply (unless otherwise expressly stated) to all options granted by the Company to its Service Providers (as hereinafter defined) to subscribe for shares of the Company. Each Service Provider who accepts or exercises an option is deemed to have accepted these Rules as fundamental terms of the arrangement between such individual and the Company. The grant of options under the Plan shall be entirely at the discretion of the Company and is not a standard employee benefit.

1.	Definitions and Interpretation

(a)	In these Rules, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(i)	“Act of God”, a natural disaster or similar event, such as an earthquake or a hurricane.

(ii)	“Affiliate”, any corporation, limited liability company, limited partnership, or partnership 40% or more of the equity securities, measured either by vote or value, of which is owned by the Company or by a Subsidiary of the Company.

(iii)	“Applicable Taxes”, any income tax and/or social insurance contributions and/or similar imposts that are or would be recoverable from a Participant as a result of the exercise of an Option and in respect of which the Company or any Qualifying Company is liable to account (in any jurisdiction).

(iv)	“Board”, the Board of Directors of the Company.

(v)	“Cause”, with respect to any Participant, (A) “cause” as defined in such Participant’s Service Contract, if applicable, or, if not so defined, except as otherwise provided in such Participant’s Grant Notice, (B) any matter that:

A.	would give rise to the summary or immediate termination of the Participant’s Service Contract, as defined therein or as set out in such Service Contract;

B.	would constitute a material breach of the Code of Conduct in situ governing the operations of the Company or a material breach of any other policy or policies operated by the Company from time to time that apply to the Participant; or

C.	any other matter that could reasonably be considered by the Board to constitute grounds serious enough to terminate the contractual relationships between the Company and the Participant, including the relationship under the Plan.

(vi)	“Company”, Digicel Group Limited, a Bermuda exempted company with limited liability.

(vii)	“Change of Control”, the occurrence of any of the following events:

A.	any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a shareholder as of the date thereof, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Company’s outstanding voting shares; or

B.	(i) if the Company consummates any transaction (including, without limitation, any merger, consolidation, amalgamation or other combination) pursuant to which the Company’s issued and outstanding voting share is converted into or exchanged for cash, securities or other property, or (ii) the Company conveys, transfers, leases or otherwise disposes of, or any resolution with respect to a demerger or division is passed by the Board or the Shareholders pursuant to which the Company would dispose of, all or substantially all of the Company’s assets (any such transaction or resolution, a “Business Combination”), in each case to any person other than in a Business Combination in which:

(x)	all or substantially all of the individuals and entities that were the beneficial owners of the Company’s voting shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-issued and outstanding voting shares entitled to vote generally in the election of directors of the surviving or transferee entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries); and

(y)	no person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in clause A above) directly or indirectly, of more than 50% of the then-issued and outstanding voting share of the surviving or transferee entity resulting from the Business Combination, except to the extent that the ownership in excess of 50% existed prior to the Business Combination; or

C.	during any consecutive two-year period individuals who at the beginning of such period constituted the Company’s board of directors (together with any new members whose election to such board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Company’s board of directors then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s board of directors then in office; or

D.	the Shareholders approve, or a court of jurisdiction makes an order for, winding-up or dissolution of the Company, other than in the context of a Business Combination that does not constitute a Change of Control under paragraph B(ii) above.

(viii)	“Effective Date”, originally October 13, 2013. The Plan was amended and restated as of August 24, 2015 and further amended and restated as of the effectiveness of the closing of the IPO.

(ix)	“Exchange Act”, the US Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the US Securities and Exchange Commission thereunder.

(x)	“Exercise Notice”, in relation to an Option, a Notice of Exercise of such Option served in accordance with Rule 6.

(xi)	“Exercise Price”, in relation to an Option, the price payable per Option Share upon exercise of such Option, which in any event must be at least equal to the par value of the Option Share, as determined by the Plan Administrator on the Grant Date in accordance with Rule 5(b).

(xii)	“Exercise Schedule”, in relation to an Option, the schedule in accordance with which the Option shall become exercisable for the Option Shares, as determined by the Plan Administrator on the Grant Date in accordance with Rule 5(d) and set forth in the Grant Notice.

(xiii)	“Expiration Date”, in relation to an Option, the date on which such Option expires, the last day of the term of the Option as determined by the Plan Administrator pursuant to Rule 5(c) and as set forth in the Grant Notice.

(xiv)	“Grant Date”, in relation to an Option, the date on which the Plan Administrator approves the grant of the Option.

(xv)	“Grant Notice”, in relation to an Option, the Notice of Grant of Share Option evidencing the grant of such Option, as described in Rule 5(e).

(xvi)	“IPO”, an initial sale of the Company’s equity securities to the public on a Securities Exchange.

(xvii)	“Market Price”, the market price per Share on any date shall be equal to the closing price per Share reported for such date by the composite-transactions report for the Securities Exchange determined by the Plan Administrator to be the primary market for the Shares or, if no closing price per Share is reported for such date, then the Market Price shall be the closing price for the last preceding date for which such report exists.

(xviii)	“Option”, an option granted under the Plan.

(xix)	“Optionholder”, an individual who holds an Option.

(xx)	“Option Share”, a Share subject to an Option.

(xxi)	“Participant”, a person who is for the time being an Optionholder or the holder of Shares purchased pursuant to the exercise of an Option or the legal personal representative of any such person.

(xxii)	“Plan”, the Company’s 2013 Executive Share Option Plan, as implemented by these Rules.

(xxiii)	“Plan Administrator”, the Board or a duly constituted committee thereof appointed to administer the Plan in accordance with Rule 2.

(xxiv)	“Qualifying Company”, the Company and every other body corporate which is for the time being a Subsidiary or an Affiliate of the Company.

(xxv)	“Rules”, these Rules, as may be amended from time to time pursuant to Rule 14.

(xxvi)	“Securities Exchange”, any recognised stock exchange or public securities market including, but not limited to, the Irish Stock Exchange Limited, the London Stock Exchange Limited, the New York Stock Exchange, the NASDAQ Stock Market and EASDAQ.

(xxvii)	“Service Contract”, in relation to a Participant, the terms and conditions of his employment, consultancy or other service arrangement and all related obligations (whether verbal, in writing and/or implied by law) with any Qualifying Company as in effect at the relevant time including any confidentiality agreement and other agreement or obligation (whether verbal, in writing and/or implied by law) in effect between such company and such Participant.

(xxviii)	“Service Provider”, an individual who provides services to one or more Qualifying Companies as an employee (including an executive director), including such an employee temporarily absent from his employment for some purpose approved by the Company, or as a consultant, secondee or non-executive director.

(xxix)	“Share”, a common share in the capital of the Company, par value $0.01.

(xxx)	“Shareholder”, a person who holds Shares.

(xxxi)	“Subsidiary”, any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company (other than the last company) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

(xxxii)	“Termination Date”, in relation to a Participant, the date on which he ceases to be a Service Provider.

(xxxiii)	“Vesting Commencement Date” means the date commencing one year from the Grant Date or such other date as the Plan Administrator in its sole discretion shall determine.

(b)	Any reference in these Rules to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(c)	The headings in these Rules are inserted for ease of reference only and shall not be taken into account in construing these Rules.

(d)	Words denoting the masculine gender shall include the feminine and neuter genders and words denoting the singular shall include the plural and vice versa.

2.	Administration

The Plan shall be administered by the Board or by a duly constituted committee of the Board to which the Board delegates some or all of its authority hereunder upon such terms and conditions as the Board in its absolute discretion shall determine. The Board or the committee appointed to serve as administrator of the Plan, acting within its authority, shall be hereafter referred to as the “Plan Administrator”.

3.	Share Limits

(a)	As of the Effective Date, the maximum aggregate number of Shares in respect of which Options may be granted under the Plan shall be equal to (and at no time may such maximum aggregate number exceed) 6% of the total number of Shares of the Company that are issued and outstanding as of such date. In addition, the Board may, in its discretion, increase the number of Shares of the Company available for issuance pursuant to Options under the Plan on April 1st of each year during the term of the Plan, commencing on the first April 1st following the Effective Date, by a number of Shares such that, following such increase, the number of Shares available for issuance under the Plan is up to a maximum of 7% of the total number of Shares of the Company as of such date.

(b)	The aggregate limit described in Rule 3(a) shall include options issued under any other option plans operated by the Company. Shares issued pursuant to the exercise of Options granted hereunder shall reduce on a share-for-share basis the maximum aggregate number of Shares available for issuance hereunder. To the extent Options granted hereunder are cancelled or lapse, expire or otherwise terminate prior to exercise, the Shares subject to such Options shall become available for issuance pursuant to future Option grants under the Plan.

4.	Grant of Options

(a)	The Plan shall become effective on the Effective Date and the Plan Administrator may grant Options under the Plan at any time during the ten (10)-year period commencing on the Effective Date.

(b)	No person shall be entitled as of right to receive an Option under the Plan and the Plan Administrator may from time to time, subject to these Rules but otherwise in its absolute discretion, select the Service Providers to whom Options shall be granted hereunder and shall by appropriate resolution approve the grant of an Option to each such Service Provider.

5.	Terms and Conditions of Options

(a)	With respect to each Option granted hereunder, the Plan Administrator shall at the time of grant determine the number of Option Shares subject to such Option, the Exercise Price payable per Option Share (subject to Rule 5(b)) and the Exercise Schedule applicable to such Option.

(b)	The Exercise Price payable per Option Share subject to an Option shall be determined by the Plan Administrator in its sole discretion and shall be equal to the Market Price per Share on the Grant Date, unless otherwise determined by the Plan Administrator.

(c)	Each Option granted hereunder shall have a maximum term of seven (7) years measured from the Grant Date of such Option, subject to earlier termination in accordance with Rules 9, 10 and 12.

(d)

The Plan Administrator shall in its sole discretion determine the Exercise Schedule which shall apply to each Option granted hereunder. Such Exercise Schedule may provide that the Option shall become exercisable with respect to the Option Shares in a series of cumulative instalments over a period of time beginning on the Grant Date or on such other date as the Plan Administrator shall determine (but in no event earlier than the date on which the Optionholder commenced service as a Service Provider), or exercisability may be conditional upon the attainment by the Optionholder or the Company or any group or division of the Company of performance objectives determined by the Plan Administrator on the Grant Date.

The number of Option Shares with respect to which an Option may be exercised shall be cumulative, such that once the Option shall become exercisable with respect to Option Shares, it shall remain exercisable with respect to such Option Shares until the exercise or expiration, lapse, cancellation or other termination of the Option with respect to such Option Shares in accordance with these Rules.

The Plan Administrator shall have the authority, exercisable in its sole discretion at any time an Option remains outstanding, to accelerate in whole or in part the Exercise Schedule applicable to such Option.

(e)	As soon as reasonably practicable after the Grant Date of an Option, the Plan Administrator shall issue to the Optionholder a Grant Notice with respect to the Option which shall specify:

(i)	the Grant Date of the Option;

(ii)	the number of Option Shares subject to the Option;

(iii)	the Exercise Price payable per Option Share;

(iv)	the Exercise Schedule (if any) applicable to the Option;

(v)	the Expiration Date of the Option; and

(vi)	subject as aforesaid, shall be in the form set out in Appendix 1 to these Rules or such other form as the Plan Administrator shall from time to time prescribe.

(f)	Save as otherwise provided hereunder, an Option granted under the Plan shall be personal to the Optionholder and shall be non-assignable and shall automatically lapse and cease to be exercisable if it is purported to be transferred, assigned, mortgaged, charged or otherwise disposed of by the Optionholder, provided, however, that:

(i)	in the event an Optionholder dies while holding an outstanding Option granted hereunder, such Option may be exercised by the legal personal representative of such Optionholder subject to these Rules; or

(ii)	following a written request from the Optionholder seeking the consent of the Plan Administrator to the transfer, assignment or otherwise disposal of such Option, the Plan Administrator shall have the authority, exercisable in its sole discretion at any time an Option remains outstanding, and after due consideration of such written request to permit the Option granted under the Plan to be transferred, assigned or otherwise disposed of by the Optionholder.

6.	Exercise of Options

(a)	An Option may be exercised at any time for some or all of the Option Shares which are exercisable as of such time in accordance with the Exercise Schedule applicable to such Option and the provisions of these Rules.

(b)	The exercise of an Option shall be effected by an Exercise Notice, which shall:

(i)	specify the number of Option Shares in respect of which the Option is being exercised;

(ii)	be accompanied by payment to the Company in cash or by cheque of an amount equal to the product of the number of Option Shares for which the Option is being exercised and the Exercise Price payable per Option Share, or pursuant to Rule 6(d) below; and

(iii)	subject as aforesaid, be in the form set out in Appendix 2 to these Rules or such other form as the Plan Administrator may from time to time prescribe.

(c)	Within thirty (30) days after an Exercise Notice has taken effect, the Plan Administrator on behalf of the Company shall allot to the Participant the number of Shares in respect of which the Exercise Notice has taken effect and shall arrange for the Company’s register of Shareholders to be updated to reflect the issuance of the Shares.

(d)	In addition to the exercise procedure set forth in Rule 6(b), an Option may be exercised, to the extent permitted by the Plan Administrator and the Securities Exchange on which the Shares are quoted or listed, through a special sale and remittance or same-day sale procedure pursuant to which the Optionholder shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and/or any applicable liability for any Applicable Taxes, and shall concurrently provide irrevocable written instructions to the Company to transfer the Shares directly to the brokerage firm to complete the sale transaction.

(e)	The Plan Administrator, on behalf of the Company, shall not be under any obligation to allot or issue Shares to or on behalf of a Participant under or in connection with this Plan unless and until the Plan Administrator is satisfied in its absolute discretion that such Participant has made payment to the Company of such sum as is, in the discretion of the Plan Administrator, sufficient to settle any liability for any Applicable Taxes.

(f)	Except as provided in the Plan or the applicable Grant Notice, no Participant shall be deemed to be the holder of, or to have any of the rights as a holder with respect to, any Shares subject to any Option unless and until such Participant has satisfied all requirements for the exercise of the Option and the Options Shares have been delivered to the Participant.
(g)	All Shares allotted under Options shall rank pari passu in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment.

(h)	The Company shall apply to such Securities Exchanges upon which Shares are listed from time to time for the listing of the Shares issuable under the Plan.

7.	Termination of Employment

Except as set forth in a Participant’s Grant Notice or Service Contract, if applicable, as the Plan Administrator may otherwise provide at the time the Option is granted or thereafter or as required to comply with applicable law:

(a)	If a Participant’s employment or service with a Qualifying Company is terminated by the Participant or by such Qualifying Company for any reason (other than due to the Participant’s death or disability or by the Qualifying Company for Cause), then (i) to the extent not yet vested as of the Termination Date, an Option shall immediately be forfeited, and (ii) to the extent vested as of the Termination Date, an Option may be retained and exercised until the earlier of (A) the date three (3) months after the Termination Date or (B) the date such Option would have expired had it not been for the termination of employment or service, after which time, in either case, such Option shall expire.

(b)	If a Participant’s employment or service with a Qualifying Company is terminated by the Participant (or if he has served notice of termination) or by the Qualifying Company due to Participant’s death or disability then (i) to the extent not yet vested as of the Termination Date or at the date of serving of the notice of termination, an Option shall immediately be forfeited, and (ii) to the extent vested as of the Termination Date, an Option may be retained and exercised until the earlier of (A) the date one (1) year after such termination of employment or service or (B) the date such Option would have expired had it not been for the termination of employment or service, after which time, in either case, such Option shall expire.

(c)	If a Participant is terminated by a Qualifying Company for Cause, then, as of the Participant’s Termination Date, each outstanding Option held by such individual, whether vested or unvested, shall automatically lapse and cease to be exercisable with respect to all of the Option Shares subject to such Option.

(d)	In no event shall any additional Options vest and become exercisable after an Optionholder’s Termination Date.

8.	Change of Control

(a)	In the event of a Change of Control, the Plan Administrator, in its sole discretion, (i) may cause any outstanding Option to be (x) continued by the Company, (y) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries) or (z) cancelled in consideration of a cash payment or alternative Option, if applicable, made to the holder of such cancelled Option equal in value to the Market Price of such cancelled Option less any exercise price (provided that the Plan Administrator may determine that only holders of vested Options shall receive any such cash payment or alternative Option); or (ii) may take any other action or actions with respect to the outstanding Options that it deems appropriate. Any Option (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall become fully vested and exercisable. If an Option becomes fully vested and exercisable in lieu of continuation, assumption or substitution, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully exercisable for a period of no less than fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

(b)	To the extent an Optionholder fails to exercise an Option requested to be exercised by him by the Plan Administrator pursuant to Rule 8(a) above, such Option shall be deemed to lapse automatically upon the expiration of the period specified in the notice served by the Company and the Optionholder shall have no further rights with respect to the Option or the Option Shares.

(c)	Each Option which is assumed in connection with a Change of Control pursuant to Rule 8(a)(i) above shall be appropriately adjusted in the discretion of the Plan Administrator, immediately after such Change of Control, to apply to the number and class of shares which would have been issuable to the Optionholder in consummation of such Change of Control had the Option been exercised immediately prior to the effective date of the Change of Control. Appropriate adjustments to reflect the Change of Control shall also be made to the Exercise Price payable per Option Share subject to each such Option.

(d)	The determination of option comparability under Rule 8(a)(ii) above shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

(e)	The outstanding Options hereunder shall in no way affect the right of the Company to adjust, reclassify, reorganise or otherwise change its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(f)	For the avoidance of doubt hereunder, in no event shall a Reorganisation, as defined in Rule 11, or an IPO constitute a Change of Control.

9.	Reconstruction and Winding-Up

(a)	In the event of:

(i)	any reorganisation of the capital of the Company or any reconstruction, merger or amalgamation of the Company involving a material change in the nature of the Shares (and for the purposes of this sub-Rule the determination by the Plan Administrator of a material change in the nature of Shares in any particular case shall be final and conclusive and shall be communicated to each Optionholder in writing); or

(ii)	the Company passing a resolution for its winding-up or an order being made for the compulsory winding-up of the Company (the passing of which resolution or the making of which order shall be communicated by the Plan Administrator to each Optionholder in writing);

an Optionholder may, on the date that such reconstruction, merger or amalgamation becomes unconditional or such winding-up takes effect or within such period before or after such date as the Plan Administrator may determine, exercise any Option with respect to the Option Shares subject to such Option which are exercisable in accordance with the Exercise Schedule applicable to the Option as of the date the reconstruction, merger or amalgamation becomes unconditional or the winding up takes effect and upon and subject to any conditions or limitations as the Plan Administrator may in its discretion determine. The Plan Administrator may, in addition, in its sole discretion provide that the Exercise Schedule applicable to some or all of the outstanding Options hereunder held by current Service Providers shall accelerate in whole or in part and such Options shall thereafter become exercisable with respect to the accelerated Option Shares in accordance with the terms and conditions specified by the Plan Administrator.

(b)	In the event of an Optionholder failing to exercise an Option pursuant to Rule 9(a) within the period specified by the Plan Administrator, such Option shall be deemed to lapse automatically and the Optionholder shall have no further rights with respect to the Option or the Option Shares.

10.	Variation of Capital

In the event that the Plan Administrator shall determine that any dividend or other distribution (whether in the form of cash, common shares, other securities, or other property), recapitalization, share split, issuance of bonus shares, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, redemption or exchange of common shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the common shares such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Plan Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of common shares (or other securities or property) which thereafter may be made the subject of Options, (ii) the number and type of common shares (or other securities or property) subject to outstanding Options, and (iii) the grant, purchase, or exercise price with respect to any Options or, if deemed appropriate, cancel any Option and/or make provision for a cash payment to the holder of an outstanding Option or effect any combination of the foregoing.

11.	Reorganisation

If the Company is the subject of a reorganisation whereby all or substantially all of the issued equity share capital of the Company is or is to be acquired by another company, with the result that the beneficial ownership of such new company is substantially the same as that of the Company immediately prior to such reorganisation (the “Reorganisation”), the Plan Administrator may by resolution replace each Option outstanding under the Plan immediately prior to the Reorganisation with an option to purchase shares of the new company (the “Replacement Option”). The Replacement Option may, at the discretion of the Plan Administrator, be for a number of shares of the new company which is more or less than the number of Option Shares subject to the Option immediately prior to the Reorganisation and the exercise price payable per share which applies to the Replacement Option may be more or less than the Exercise Price per Option Share which applied to the Option immediately prior to the Reorganisation, provided, however, that:

(a)	the aggregate Market Price of the shares of the new company subject to the Replacement Option immediately after the Reorganisation shall be equal to the aggregate Market Price of the Option Shares subject to the Option immediately prior to such Reorganisation;

(b)	the aggregate exercise price payable with respect to the Replacement Option immediately after the Reorganisation shall be equal to the aggregate Exercise Price payable with respect to the Option immediately prior to the Reorganisation;

(c)	the Exercise Schedule for the Option shall remain unchanged and shall apply to the Replacement Option, with each instalment of Option Shares scheduled to become exercisable after the Reorganisation adjusted to reflect the aggregate number of shares of the new company subject to such option after the Reorganisation;

(d)	the Replacement Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the Option and the terms “Grant Date” and “Expiration Date” shall be construed accordingly and all of the other provisions of these Rules, including the terms of the Grant Notice, shall continue to apply in a like manner to the Replacement Option;

(e)	all references in these Rules to the term “Company” shall be deemed to refer to the new company and all references in these Rules to the term “Share” or “Shares” shall be deemed to refer to a share or shares of the new company; and

(f)	the shares of the new company subject to the Replacement Option shall have the same rights attaching thereto as the Shares of the Company which were subject to the Option immediately prior to the Reorganisation.

12.	Cancellation/Grant of New Options

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders, (i) the cancellation of any or all unexercised Options under the Plan and the grant in substitution therefore of new Options under the Plan covering the same or different numbers of Shares and having an Exercise Price per Option Share which may be lower or higher than the Exercise Price per Option Share of the cancelled Options or (ii) the amendment of the terms of any and all unexercised Options under the Plan to provide an Exercise Price per Option Share which is higher or lower than the then-current Exercise Price per Option Share of such outstanding Options, provided, in each case, that the Exercise Price per Share shall in all events comply with the provisions of Rule 5(b).

13.	Confidentiality

The existence of the 2013 Executive Share Option Plan is confidential. The names and identity of Participants in the Plan shall remain confidential, to the extent not required to be disclosed by applicable law, and no Participant is allowed to disclose or discuss his/her participation in the Plan, nor the Plan itself to anyone apart from his/her spouse/partner (in which case the Participant is liable for compliance by the spouse/partner of this Rule 13), the Group CEO, the Group CFO, the Group HR Director or the Plan Administrator, unless the fact of such participation is otherwise publicly available.

14.	Amendment

(a)	The Board shall have complete and exclusive power and authority to vary, amend or revoke any of these Rules subject to the following sentence, provided always that no such alteration, amendment or revocation shall increase the amount payable by any Optionholder or otherwise impose more onerous obligations on any Optionholder in respect of the exercise of an Option which has already been granted. In addition, certain amendments may require Shareholder approval pursuant to applicable law and regulations or agreements entered into between Shareholders of the Company.

(b)	As soon as is reasonably practicable after any variation, amendment or revocation under Rule 14(a) above takes effect, the Plan Administrator shall give notice in writing thereof to all Participants affected by such variation, amendment or revocation.

15.	No Compensation for Loss of Options

(a)

Neither this Plan nor any Option granted hereunder shall form part of the terms and conditions of any Service Contract between a Participant and any Qualifying Company and consequently, rights and obligations of a Participant under the terms and conditions of his office with or employment by any Qualifying Company shall not be affected by his receipt of an Option under the Plan. Accordingly, the Participant shall have no right to any compensation arising for the loss of his entitlement (for any reason whatsoever) with respect to his Option or Option Shares as a result of the termination of his status as a Service Provider (for any reason whatsoever) whether such compensation is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

(b)	The benefits to a Participant under this Plan shall not form any part of his remuneration from any Qualifying Company or be included in his remuneration for pension scheme or other employee benefit-related purposes.

16.	Termination of Plan

The Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the Effective Date. Options which remain unexercised as of such date shall continue to have force and effect in accordance with the provisions of the Grant Notices evidencing such Options and the provisions of these Rules.

17.	Miscellaneous

(a)	The Company shall at all times keep available such number of authorised but unissued Shares as shall be necessary to satisfy the exercise of Options outstanding under the Plan.

(b)	The Plan Administrator may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for administration and implementation of the Options and these Rules as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of these Rules, or of any such rule, regulation or procedure, or as to any question or right arising from or related to Options and/or these Rules, the decision of the Plan Administrator shall be final and binding upon all persons concerned therein.

(c)	Any notice or other communication under or in connection with an Option and/or these Rules may be given by personal delivery or by sending the same by prepaid post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a Service Provider, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is personally delivered, it shall be deemed to have been received at the time of delivery and where it posted to an address within the Caribbean, it shall be deemed to have been received forty-eight (48) hours after it was put into the post properly addressed and stamped and where it is posted to an address outside the Caribbean, it shall be deemed to have been received on the fifth business day after the date it was put into the post properly addressed and stamped.

(d)	The validity and interpretation of the Plan and these Rules shall be governed by and construed in accordance with the laws of Bermuda and the Courts of Bermuda shall have jurisdiction in any matter arising out of the Plan.

APPENDIX 1

Digicel Group Limited

Notice of Grant of Share Option

2013 Executive Share Option Plan

Notice is hereby given of the grant to the individual named below (the “Optionholder”), in consideration for the Optionholder’s agreement to provide services to the Company or another Qualifying Company, of the following option (the “Option”) to purchase common shares of Digicel Group Limited (the “Company”) under the Company’s 2013 Executive Share Option Plan (the “Plan”):

Name of Optionholder:

Address of Optionholder:

Grant Date of Option:

Number of Option Shares:

Exercise Price:	US$[ ] per Option Share

Vesting Commencement Date:

Exercise\Vesting Schedule:	The Option shall become exercisable for the Option Shares in a series of cumulative instalments over the Optionholder’s period of service as a Service Provider in accordance with the following schedule:

Date	Maximum Shares to Become Exercisable (% of Total Number of Option Shares)

Expiration Date:	[date immediately preceding 7-year anniversary of Grant Date], subject to earlier termination in accordance with the Rules of the Plan.

The vesting events as outlined in the above schedule will be conditional on achievement of the following performance criteria:

25% weighting	25% weighting	25% weighting	25% weighting
Achievement of 100% of budgeted EBITDA for your profit centre for preceding financial year:	Achievement of 100% of budgeted Revenues for your profit centre for the preceding financial year	Spending no more than the budgeted capital expenditures for your profit centre	Identification of a suitable successor for your role

The Optionholder understands and agrees that the Option is granted subject to and in accordance with the Rules of the Plan and the Optionholder hereby acknowledges receipt of a copy of such Rules and agrees to be bound by such Rules.

The Optionholder further understands and agrees that each vesting event as outlined in the above schedule will be conditional on achievement of certain agreed performance criteria which will be communicated to the Optionholder in conjunction with this Grant of Option.

The Plan Administrator shall have the authority, exercisable in its absolute discretion to amend any of the agreed criteria but not if such amendment results in a more onerous performance measure. This will normally only apply if there is an Act of God or if decisions are made by the Board which have an adverse effect on the achievement of any of the agreed performance criteria in which instance the amendment will be limited to the direct impact of that specific matter.

Subject to Rule 5(f) of the Plan, the Optionholder further acknowledges that the Option is personal to the Optionholder and may not be transferred, assigned, mortgaged, charged or otherwise disposed of by the Optionholder, that nothing in this Grant Notice or in the Plan shall confer upon the Optionholder any right to continue in the service or employment of the Company or any Qualifying Company for any period of specific duration and that this Option shall not form part of the terms and conditions of the Optionholder’s Service Contract with the Company or any Qualifying Company employing him. Accordingly, the Optionholder acknowledges that he or she shall have no right to any compensation arising for the loss of his or her entitlement with respect to the Option or the Option Shares as a result of the termination of the Optionholder’s status as a Service Provider (for any reason whatsoever).

Except as set forth in this Grant Notice or the Participant’s Service Contract, if applicable, as the Plan Administrator may otherwise provide at the time the Option is granted or thereafter or as required to comply with applicable law:

(a)

If the Participant’s employment or service with a Qualifying Company is terminated by the Participant or by such Qualifying Company for any reason (other than due to the Participant’s death or disability or by the Qualifying Company for Cause), then (i) to the extent not yet vested as of the Termination Date, an Option shall immediately be forfeited, and (ii) to the extent vested as of the Termination Date, an

Option may be retained and exercised until the earlier of (A) the date three (3) months after the Termination Date or (B) the date such Option would have expired had it not been for the termination of employment or service, after which time, in either case, such Option shall expire.

(b)	If the Participant’s employment or service with a Qualifying Company is terminated by the Participant (or if he has served notice of termination) or by the Qualifying Company due to Participant’s death or disability then (i) to the extent not yet vested as of the Termination Date or at the date of serving of the notice of termination, an Option shall immediately be forfeited, and (ii) to the extent vested as of the Termination Date, an Option may be retained and exercised until the earlier of (A) the date one (1) year after such termination of employment or service or (B) the date such Option would have expired had it not been for the termination of employment or service, after which time, in either case, such Option shall expire.

(c)	If the Participant is terminated by a Qualifying Company for Cause, then, as of the Participant’s Termination Date, each outstanding Option held by such individual, whether vested or unvested, shall automatically lapse and cease to be exercisable with respect to all of the Option Shares subject to such Option.

(d)	If the Participant is in breach of the Confidentiality undertaking in Rule 13, the Plan Administrator is entitled to notify such Participant that each outstanding Option held by such individual will lapse and cease to be exercisable with respect to all of the Option Shares subject to such Option.

(e)	In no event shall any additional Options vest and become exercisable after an Optionholder’s Termination Date.

Each capitalised term in this Grant Notice shall have the meaning assigned to such term in this Grant Notice or the Plan.

By executing the attached duplicate of this Grant Notice, the Optionholder confirms his or her acceptance of the Option upon the terms and conditions described herein. In the event the attached duplicate is not returned to the Company duly executed on or prior to [            ], the Option shall be deemed to have lapsed as of such date and shall have no force or effect thereafter.

By:

Title:

For and on behalf of Digicel Group Limited

Acknowledged and Accepted:

By:
Optionholder

Date:

Note:	This Grant Notice should be executed in duplicate by the Optionholder and the Company. One originally executed copy should be retained by each party.

Attachments:   2013 Executive Share Option Plan Rules

APPENDIX 2

Notice of Exercise

Digicel Group Limited

2013 Executive Share Option Plan

1.	I hereby notify Digicel Group Limited (the “Company”) that I elect to purchase common shares of the Company at the Option Exercise Price of US$ per share pursuant to the Option granted to me on to purchase up to of the Company’s common shares under the 2013 Executive Share Option Plan.

2.	I acknowledge and accept that the shares purchased by me pursuant to this Notice of Exercise are subject to restrictions as to their sale as provided in Rule 12 of the Plan and to the Company’s Bye-laws.

3.	I enclose the sum of US$ in payment of the Option Exercise Price.[1]

Full Name(s):

Address:

Signature(s):

Date:

[1]	Insert the Exercise Price of the shares in respect of which the Option is being exercised; this can be calculated by multiplying the Exercise Price per Option Share stated in the Notice of Grant of Share Option by the number of shares inserted in paragraph 1 above for which the Option is being exercised.

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